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                                 EXHIBIT 10.18
                                 -------------

Second Amendment to Credit Agreement dated January 1, 1996 by and among Bush Industries, Inc., as Borrower, the Lenders party thereto from time to time, the Issuing Bank referred to therein, and Mellon Bank, N.A., as agent.
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                        SECOND AMENDMENT TO CREDIT AGREEMENT
                        ------------------------------------


          THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of January 1, 1996, by and among BUSH INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the Lenders party to the Credit Agreement described below, the Issuing Bank referred to in the Credit Agreement described below and MELLON BANK, N.A., a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                   RECITALS:

          A. The Borrower, the Lenders, the Issuing Bank and the Agent are parties to that certain Credit Agreement dated as of July 26, 1995 (as amended, the "Credit Agreement").

          B. The parties desire to make certain further amendments to the Credit Agreement.

          NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

          Section 1.  Certain Definitions.  In addition to words and terms
          ---------   -------------------
defined elsewhere in this Amendment, capitalized terms used in this Amendment and not otherwise defined herein have the meaning set forth in the Credit Agreement.

          Section 2.  Amendments to Credit Agreement.  The Credit Agreement is
          ---------   ------------------------------
hereby amended in the following respects:

          (a) Definitions. Section 1.01 of the Credit Agreement is hereby
              -----------
amended by adding the following definitions in the appropriate alphabetical order:

             "Bush PA" shall mean Bush Industries of Pennsylvania, Inc., a Delaware corporation and a wholly-owned subsidiary of the Borrower.

             "ColorWorks" shall mean The ColorWorks, Inc., a North Carolina corporation.

          (b) Section 7.02(e).  Section 7.02(e) is hereby amended to read in
              ---------------
its entirety as follows:

             "(e) Liens on property of the Borrower or Bush PA to secure Indebtedness of the Borrower or Bush PA permitted by Section 7.03(g) hereof;"

          (c) Section 7.02(f). Section 7.02(f) is hereby amended by deleting the
              ---------------
period at the end of Section 7.02(f) and adding a
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semi-colon followed by the word "and" at the end of Section 7.02(f).

      (d) New Sections 7.02(g) and (h).  Section 7.02 is hereby amended by
          ----------------------------
adding new subsections (g) and (h) after Section 7.02(f), which Sections 7.02(g) and (h) read in their entirety as follows:

          "(g) Liens on property of ColorWorks in favor of the Borrower to secure payment of Indebtedness of ColorWorks to the Borrower permitted by Section 7.05(h) hereof; and

          (h) Liens on property of ColorWorks to secure payment of Indebtedness of ColorWorks permitted by Section 7.03(k) hereof."

      (e) Section 7.03(b). Section 7.03(b) is hereby amended to read in its
          ---------------
entirety as follows:

          "(b) Indebtedness constituting intercompany loans and advances permitted by subsection (c), (d), (e) or (h) of Section 7.05 hereof."

      (f) Section 7.03(g).  Section 7.03(g) is hereby amended to adding the
          ---------------
words "or Bush PA" after the words "the Borrower" each time they appear in
Section 7.03(g).

      (g) Section 7.03(h).  Section 7.03(h) is hereby amended by deleting the
          ---------------
word "and" after the semi-colon at the end of Section 7.03(h).

      (h) Section 7.03(i).  Section 7.03(i) is hereby amended by deleting the
          ---------------
word "and" after the semi-colon at the end of Section 7.03(i).

      (i) Section 7.03(j).  Section 7.03(j) is hereby amended by deleting the
          ---------------
period at the end of Section 7.03(j) and adding a semi-colon followed by the word "and" at the end of Section 7.03(j).

      (j) New Section 7.03(k).  Section 7.03 is hereby amended by adding a new
          -------------------
subsection (k) after Section 7.03(j), which Section 7.03(k) reads in its entirety as follows:

          "(k) Indebtedness for borrowed money incurred by ColorWorks from time to time (other than ColorWorks Loans), provided that the aggregate principal amount of such Indebtedness shall not exceed $950,000 at any time."

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      (k) Section 7.05(e).  Section 705(e) is hereby amended
          ---------------
to read in its entirety as follows:

          "(e) Loans from the Borrower to a Significant Subsidiary (other than Bush PA), provided that the aggregate amount of all such loans at any time outstanding shall not exceed $5,000,000;"

      (l) Section 7.05(f).  Section 7.05(f) is hereby amended by deleting the
          ---------------
word "and" after the semi-colon at the end of Section 7.05(f).

      (m) Section 7.05(g).  Section 7.05(g) is hereby amended by deleting the
          ---------------
period at the end of Section 7.05(g) and adding a semi-colon followed by the word "and" at the end of Section 7.05(g).

      (n) New Sections 7.05(h) and (i).  Section 7.05 is hereby amended by
          ----------------------------
adding new subsection (h) and (i) after Section 7.05(g), which Sections 7.05(h) and (i) read in their entirety as follows:

          "(h) Loans from the Borrower to ColorWorks ("ColorWorks Loans"), provided (i) that the aggregate principal amount of all ColorWorks Loans at any time outstanding shall not exceed $12,000,000, (ii) that all notes from ColorWorks to the Borrower evidencing the ColorWorks Loans ("ColorWorks Notes") shall be assigned to the Agent for the benefit of the Lenders, (iii) that the Borrower at all times owns at least 51% of the voting stock of ColorWorks and (iv) if an Event of Default occurs, the Borrower shall, within 15 days of a request by the Required Lenders, assign to the Agent for the benefit of the Lenders all collateral securing the ColorWorks Loans, including without limitation all mortgages and security agreements, and Borrower shall, at its sole cost and expense, make all filings and recordings necessary in connection with such assignment.

          (i) Loans from the Borrower to Bush PA ("Bush PA Loans"), provided that (i) the aggregate principal amount of all Bush PA Loans at any time outstanding shall not exceed $75 million, (ii) the Bush PA Loans shall be evidenced by a single demand note in the maximum face amount of $75 million (the "Bush PA Note") and (iii) the Bush PA Note shall be assigned by the Borrower to the Agent for the benefit of the Lenders."

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      (o) Section 7.06(f).  Section 7.06(f) is hereby
          ---------------
amended by deleting the word "and" after the semi-colon at the end of Section 7.06(f).

      (p) Section 7.06(g).  Section 7.06(g) is hereby amended by deleting the
          ---------------
period at the end of Section 7.06(g) and adding a semi-colon followed by the word "and" at the end of Section 7.06(g).

      (q) New Section 7.06(h).  Section 7.06 is hereby amended by adding a new
          -------------------
subsection (h) after Section 7.06(g), which Section 7.06(h) reads in its entirety as follows:

          "(h) ColorWorks may declare and make Stock Payments, provided that at the time of such Stock Payments, there are no ColorWorks Loans outstanding."

      (r) Section 7.09(e).  Section 7.09(e) is hereby amended to read in
          ---------------
its entirety as follows:

          "(e) The Borrower may enter into a transaction to purchase 551,128 shares of ColorWorks stock (out of a total of 821,299 shares) for not more than $10.00 per share or $5,511,280, with approximately 95% of the purchase price of $5,511,280 to be paid with treasury shares of Borrower and the remaining percentage of the purchase price to be paid in cash, on substantially the terms set forth in the letter of intent dated November 30, 1995 among the Borrower and the persons named therein, provided that no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction. In addition, Borrower may purchase up to an additional 25,000 shares of ColorWorks stock at the time of the closing of the foregoing transaction for cash for not more than $10.00 per share. The transactions permitted by this Section 7.09(e) shall not be deemed to be an Acquisition for purposes of Section 7.09(b) and
          7.13 hereof."

      (s) Section 7.12(d).  Section 7.12(d) is hereby amended to read in
          ---------------
its entirety as follows:

          "(d) Loans and advances permitted by subsections (c) or (h) of Section
          7.05 hereof; and"

      (t) Section 7.13.  Section 7.13 is hereby amended by designating the
          ------------
existing text thereof as "Section 7.13(a)" and adding a new Section 7.13(b), such Section 7.13(b) to read in its entirety as follows:

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          "(b) ColorWorks shall not make any Capital Expenditures, except for
          Capital Expenditures such that as of the end of each Fiscal Year of ColorWorks, Capital Expenditures of ColorWorks for such Fiscal Year shall not exceed the following amounts: (i) during Fiscal Year 1996, an amount equal to $3,000,000; and (ii) for each Fiscal Year thereafter, an amount equal to $2,000,000. Capital Expenditures of ColorWorks permitted by this Section 7.13(b) shall not be included for purposes of Section 7.13(a)."

      (u) New Section 7.19.  A new Section 7.19 is hereby added to the Credit
          ----------------
Agreement, such Section 7.19 to read in its entirety as follows:

          "7.19.  Bush PA.  Bush PA shall at all times remain a wholly-owned
                  -------
          Subsidiary of the Borrower."

      Section 3.  Representations and Warranties of the Borrower.  The
      ---------   ----------------------------------------------
Borrower hereby represents and warrants to the Agent and each Lender as follows:

          (a)  Power and Authorization.  The Borrower has
               -----------------------
      full power and authority to execute, deliver, and perform its obligations under and take all actions contemplated to be performed by it under, this Amendment and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

          (b)  Execution and Binding Effect.  This Amendment has been duly and
               ----------------------------
      validly executed and delivered by the Borrower. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws or general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

      Section 4.  Assignment of ColorWorks Note.  The Borrower shall assign
      ---------   -----------------------------
the ColorWorks Note to the Agent for the benefit of the Lenders as required by
Section 7.05(h) of the Credit Agreement within 21 days of the execution of this Amendment. Such assignment shall be in form and substance reasonably acceptable to the Agent and the Required Lenders.

      Section 5.  Bush of Pennsylvania, Inc.  The Agent, the Lenders and the
      ---------   --------------------------
Issuing Bank hereby approve the formation of Bush Industries of Pennsylvania, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower ("Bush PA"), provided that within 21 days of the execution of this Amendment the Borrower

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shall or shall cause Bush PA to deliver to the Agent (a) four (4) fully executed copies of Significant Subsidiary Guaranty in the form of Exhibit E to the Credit Agreement and (b) the documents required by clauses (i), (ii) and (iii) of
Section 6.12 of the Credit Agreement. From and after the date of this Amendment, Bush PA shall be considered a Significant Subsidiary of the Borrower purposes of the Credit Agreement and the other Loan Documents.

          Section 6.  Miscellaneous.
          ---------   -------------

          (a) Except as amended hereby, the provisions of the Credit Agreement are hereby ratified and confirmed in all respects by the parties hereto and shall remain in full force and effect as between such parties.

          (b) This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with and governed by the laws of such Commonwealth, without regard to conflicts of law principles.

          (c) This Amendment may be executed in as many counterparts as may be deemed necessary and convenient and by the separate parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to constitute an original, but all such separate counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto by their officers hereunto duly authorized have executed this Amendment as of the date and year first written above.

                                        BUSH INDUSTRIES, INC.

                                        By: /s/ Neil Frederick
                                            ---------------------------

                                        Title: Treasurer
                                               ------------------------


                                        MELLON BANK, N.A., individually
                                          and as Agent


                                        By: /s/ Mike Anselmo
                                            ---------------------------

                                        Title: Vice President
                                               ------------------------

                                        BRANCH BANKING AND TRUST
                                          COMPANY

                                        By: /s/ Hoyt Almond
                                            ------------------------

                                        Title: S.V.P.
                                               ---------------------


                                        THE CHASE MANHATTAN BANK, N.A.



                                        By: /s/ Fred Loder
                                            ------------------------

                                        Title: VP
                                               ---------------------

                                        CHEMICAL BANK



                                        By: /s/ Robert J. McArdle
                                            -------------------------

                                        Title: Vice President
                                               ----------------------

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